UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2016

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.
On November 30, 2016, the Board of Directors of Intersections Inc. (the "Company") approved the closure of the Company's Pet Health Monitoring segment, known as Voyce®, effective immediately. As a result of the closure, the Company currently estimates that it will incur cash costs related to the shutdown of between $2.0 and $2.5 million, a substantial portion of which will be severance and employee-related costs. The Company expects these costs to be paid over the next six months. In addition, the Company currently expects to record a pre-tax non-cash impairment charge, for long-lived asset impairments including inventory and fixed assets, up to $7.7 million in the fourth quarter of 2016.  This non-cash impairment charge will not impact the Company's future cash flow, liquidity, compliance with its debt covenants or any future operations, and will not result in any future cash expenditures.

The Company may incur additional costs or charges related to the actions described above.  Although the Company cannot currently predict the amount or timing of these other charges at this time, these additional costs or charges could be material.  To the extent required by applicable rules of the Securities and Exchange Commission (the "SEC"), in the event the Company determines that it will have additional costs or charges associated with the shutdown, it will file one or more amendments to this Current Report on Form 8-K and/or include such disclosures in future Quarterly Reports on Form 10-Q or its Annual Report on Form 10-K.

Forward-Looking Statements:

Statements in this report relating to future plans, results, performance, expectations, achievements and the like, including estimates or projections of future costs and cash expenditures of shutting down the Company's Pet Health Monitoring business, are considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project,'' "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the impact of shutting down our Pet Health Monitoring segment; whether we will incur additional costs or charges relating to the shutdown; whether we will reach definitive agreement with our lender on mutually agreeable terms, or at all, and its impact on our outstanding debt; the timing and success of new product launches and other growth initiatives; the continuing impact of the regulatory environment on our business; the continued dependence on a small number of financial institutions for a majority of our revenue and to service our U.S. financial institution customer base; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring charges; our incurring additional impairment costs or charges on goodwill and/or assets; our ability to control costs; and our needs for additional capital to grow our business, including our ability to maintain compliance with the covenants under our new term loan or seek additional sources of debt and/or equity financing. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under "Forward-Looking Statements," "Item 1. Business—Government Regulation" and "Item 1A. Risk Factors" in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in its recent other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.

Item 2.06.                          Material Impairments.

The information required to be disclosed under this item is included in Item 2.05 above and incorporated by reference into this Item 2.06.

Item 7.01.                          Regulation FD Disclosure.

On  December 1, 2016, the Company issued a press release announcing the closure of its Pet Health Monitoring business to concentrate resources on identity and privacy protection service opportunities, a copy of which is being furnished as an exhibit to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01                          Financial Statements and Exhibits.
(d)            Exhibits
Exhibit No.	Description
99.1	Press release issued December 1, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:  December 6, 2016
INTERSECTIONS INC.

By:	/s/ Ronald L. Barden
Name: Ronald L. Barden
Title: Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press release issued December 1, 2016